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                                                                   EXHIBIT 23.18


                                FORM OF CONSENT
                             OF JAMES S. M. FRENCH

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of New Regions Financial Corporation in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of Regions Financial Corporation and Union Planters Corporation.


                                    By:
                                       ----------------------------------------
                                       James S. M. French

___________, 2004